UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2013

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, Zip Code)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2013, Tessera Technologies, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company has appointed Thomas Lacey as the Company’s Chief Executive Officer effective as of December 9, 2013. Mr. Lacey has served as Interim Chief Executive Officer since May 29, 2013.

Mr. Lacey, age 55, has served as a member of our Board since May 22, 2013. Mr. Lacey is the former Chairman and Chief Executive Officer of Components Direct, a provider of cloud-based product life cycle solutions, and served in those capacities from May 2011 to April 2013. Mr. Lacey also currently serves on the board of directors and the audit committee of International Rectifier Corporation, a leader in power management technology, and has served in those capacities since March 2008. In May 2012, Lacey was appointed to the board of directors of DSP Group, Inc. (“DSP”), a leading global provider of wireless chipset solutions for converged communications, and in May 2013 was appointed to DSP’s audit committee, and continues to serve in those capacities. Previously, Mr. Lacey served as the President, Chief Executive Officer and a director of Phoenix Technologies Ltd., a publicly-traded, global provider of basic input-output software for personal computers, from February 2010 to February 2011. Prior to joining Phoenix Technologies Ltd., Mr. Lacey was the Corporate Vice President and General Manager of the SunFab™ Thin Film Solar Products group of Applied Materials, Inc., which trades on NASDAQ, from September 2009. Mr. Lacey previously served as President of Flextronics International’s Components Division, now Vista Point Technologies, from 2006 to 2007. Mr. Lacey joined Flextronics in connection with the sale to Flextronics of publicly-traded International Display Works, where Mr. Lacey had been Chairman, President and Chief Executive Officer from 2004 to 2006. Prior to International Display Works, Mr. Lacey held various management and executive positions at publicly-traded Intel Corporation for 13 years, including Vice President Sales and Marketing, President of Intel Americas, and Vice President and General Manager, Flash Products. Mr. Lacey holds a Bachelor of Arts degree in computer science from the University of California, Berkeley, and masters of business administration degree from the Leavey School of Business at Santa Clara University.

Pursuant to an offer letter between the Company and Mr. Lacey, dated December 9, 2013 (the “Lacey CEO Offer Letter”), which amends the prior offer letter between the Company and Mr. Lacey, dated May 29, 2013 (the “Lacey Interim CEO Offer Letter”), and in connection with Mr. Lacey’s appointment as Chief Executive Officer, the Company granted Mr. Lacey (i) an award of 100,000 restricted stock units (the “RSU Award”) vesting as to 25% of the shares of common stock subject to the RSU Award on each of October 15, 2014, October 15, 2015, October 15, 2016 and October 15, 2017; (ii) a stock option award to purchase 438,000 shares of common stock (the “Option Award”) at an exercise price per share equal to $18.84 , the closing price per share of the Company’s common stock on the grant date of December 9, 2013, which Option Award will vest as to 25% of the shares of common stock subject thereto on each of October 15, 2014, October 15, 2015, October 15, 2016 and October 15, 2017; and (iii) an award of 250,000 performance-based restricted stock units (the “PB RSU Award”), which may vest each calendar year as to up to 62,500 shares subject to the PB RSU Award. The performance-based vesting requirements for the PB RSU Award shall be as agreed upon by Mr. Lacey and the Board on an annual basis with respect to the PB RSU Award shares that may vest in that year. Any PB RSU Award shares that do not vest in a given year will be forfeited. The RSU Award, the Option Award and the PB RSU Award were each granted under the Company’s Fifth Amended and Restated 2003 Equity Incentive Plan. See the Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2013 related to the Company’s 2013 Annual Meeting of Stockholders for a description of the Company’s Fifth Amended and Restated 2003 Equity Incentive Plan.

Pursuant to the Lacey CEO Offer Letter, and in addition to the RSU Award, the Option Award and the PB RSU Award, Mr. Lacey will receive an annual base salary of $500,000 and will be eligible to receive a performance cash bonus of up to 100% of base salary at the target goals and objectives, with a maximum potential up to 200% of base salary, to be paid on an annual basis, based on goals and objectives mutually agreed upon by Mr. Lacey and the Board. For 2013, Mr. Lacey will still be eligible for a performance cash bonus of up to $250,000 pursuant to the Lacey Interim CEO Offer Letter.

The Company also entered into a Severance Agreement (the “Severance Agreement”) and a Change in Control Severance Agreement (the “Change in Control Severance Agreement”), each dated as of December 9, 2013, with Mr. Lacey. The Severance Agreement provides that if Mr. Lacey is involuntarily terminated without cause or resigns for good reason, or Mr. Lacey’s employment terminates as a result of his death or permanent disability, Mr. Lacey shall, upon the effectiveness of a general release of claims by Mr. Lacey in favor of the Company, receive his fully earned but unpaid base salary and his earned but unpaid vacation through the date of separation, the amount of bonus Mr. Lacey would have been entitled to receive as of the date of separation based on the Company’s and/or Mr. Lacey’s performance through such date, a lump sum payment equal to his annual base salary, continuation of health benefits for one year following termination, immediate acceleration of vesting of his time-based restricted stock unit awards as if Mr. Lacey had continued services to the Company for one year following the date of separation, extended exercisability of stock option awards for one year after the date of separation, and if such termination occurs more than six (6) months and one (1) day into the performance period then-underway (the “Current Performance Period”) under a PB RSU Award or any other performance-based equity award (each, a “Performance Award”), Mr. Lacey shall remain eligible to vest in such portion of the Performance Award as is attributable to the Current Performance Period in accordance with the terms of such Performance Award based on actual performance relative to the performance goals applicable to the Current Performance Period, which vesting shall be effective on the last day of the Current Performance Period (or such other settlement date as may be provided in the agreement evidencing the Performance Award). In addition to the foregoing, the Change in Control Severance Agreement provides that if Mr. Lacey is involuntarily terminated without cause or resigns for good reason, or Mr. Lacey’s employment terminates as a result of his death or permanent disability, within 18 months following a change in control, Mr. Lacey shall, upon the effectiveness of a general release of claims by Mr. Lacey in favor of the Company, also receive immediate acceleration of vesting in full of all equity awards, provided that Performance Awards shall vest as to the “target” number of shares subject to such award. The provisions of the Severance Agreement and the Change in Control Severance Agreement supersede the provisions of the Lacey Interim CEO Offer Letter with respect to acceleration of vesting of Mr. Lacey’s previously granted equity awards in the event Mr. Lacey is involuntarily terminated by the Company.

The foregoing provides only a brief description of the terms and conditions of the Lacey CEO Offer Letter, the Severance Agreement and the Change in Control Severance Agreement and is qualified in its entirety by reference to the full text of the Lacey CEO Offer Letter, the Severance Agreement and the Change in Control Severance Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, hereto and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On December 10, 2013, the Company issued a press release announcing Mr. Lacey’s appointment as Chief Executive Officer, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Letter, dated December 9, 2013, by and between the Company and Thomas Lacey

10.2	Severance Agreement, dated December 9, 2013, by and between the Company and Thomas Lacey

10.3	Change in Control Severance Agreement, dated December 9, 2013, by and between the Company and Thomas Lacey

99.1	Press Release, dated December 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2013

TESSERA TECHNOLOGIES, INC.

By:	/s/ John Allen
Name:	John Allen
Title:	Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Letter, dated December 9, 2013, by and between the Company and Thomas Lacey

10.2	Severance Agreement, dated December 9, 2013, by and between the Company and Thomas Lacey

10.3	Change in Control Severance Agreement, dated December 9, 2013, by and between the Company and Thomas Lacey

99.1	Press Release, dated December 10, 2013